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                                                                 Exhibit 10(v)
                                                  As amended December 19, 1995


                               THE STANLEY WORKS

                  Deferred Compensation Plan for Participants
                    in Stanley's Management Incentive Plans

1.   Purpose of the Plan.

          a. To offer to certain participants in Stanley's management incentive plans an opportunity to defer the receipt of incentive earnings for tax or other reasons suited to the participant's own financial plans.

          b. To provide an opportunity to participants to reinvest their incentive earnings in the Company under terms which will provide a return related to the future earnings performance of the Company.

          c. To provide an incentive to participants, supplementing that of the management incentive plans, for the achievement of superior earnings performance by the Company.

2.   Eligibility.

          a. All participants in Stanley's management incentive plans who are "highly compensated employees" are eligible to participate in this Plan. A "highly compensated employee" is an employee
               (i) who, for the year in which an election is made under this Plan, is a highly compensated employee, as defined in Section 414(q) of the Internal Revenue Code of 1986, or (ii) whose annual salary (not taking into account bonuses, fringe benefits or non-cash compensation, but including amounts deferred under
               Section 125 or 401(k) of the Internal Revenue Code) during the calendar year for which an election is made under Section 3a is reasonably expected to equal or exceed the anticipated indexed amount ($66,000 in 1996) described in Section 414(q)(1)(C) of the Internal Revenue Code for such calendar year.

          b. This Plan is applicable only to incentive earnings earned under the management incentive plans.

3.   Election by Participant.

          a. The election (the "original election") by the participant must be made in December (or such later date determined by the administrator of this Plan, but not later than the March 31 following such December) of each year with respect to deferral of incentive earnings earned the following year. All or
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               any portion, or none, of the incentive earnings may be
               deferred.

          b. The original election must specify when or under what circumstances payment is to be made in the future and whether by lump sum or in a series of payments; the circumstances that may be specified are limited to death, retirement, or termination of employment. Effective with original elections made on or after January 1, 1996, if the election specifies that payment is to be made in a year certain (as opposed to a year related to death, retirement, or termination of employment) such year certain must be at least five years after the year the incentive earnings are earned.

          c. In the case of any original election made after February 25, 1981, notwithstanding the specifics of the election, any deferred funds and interest thereon not paid out prior to the later of the participant's death or the tenth anniversary of the participant's termination of employment by death, retirement or otherwise will be paid out promptly after the later of such death or such anniversary.

          d. Effective October 1, 1996, once made an election (either an original election or a subsequent election) may not be changed to delay the receipt of incentive earnings to a year certain (as opposed to a delay to a year related to death, retirement, or termination of employment) unless such year certain is at least five years after the year in which such change is being submitted.

          e. Once made, an election may not be changed either in amount or method of payment to accelerate the receipt of incentive earnings, except (i) with the approval of the Compensation and Organization Committee of Stanley's Board of Directors upon demonstration of a financial hardship by the participant, or
               (ii) upon forfeiture of a penalty equal to that percentage of the amount of the payment equal to the Treasury Bill rate fixed by the Treasurer as provided in the footnote on page 3.

          f. No effect shall be given to an original election made by an employee described in Section 2a(ii) if such employee is not a highly compensated employee, as defined in Section 414(q) of the Internal Revenue Code, for the calendar year for which the original election was made.

4.   Interest Payment Schedule.

          a(i). Interest will be credited annually on deferred amounts of incentive earnings earned prior to 1992 based on the following schedule:
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
                    If "Pretax Earnings" on       Interest Credited
                    opening Stockholders'         on Deferred Funds
                    equity are:                   will be:
                         Less than 10%                  -0-
                         10 to 12                       5%
                         12 to 14                       6-1/2
                         14 to 16                       8-1/4
                         16 to 18                       10-1/2
                         18 to 20                       13-1/2
                         20% and over                   17(a)

                    "Pretax earnings" will be Earnings Before Income Taxes as shown in the Annual Report to Stockholders except that such Earnings Before Income Taxes will be increased by an amount equal to aggregate management incentive compensation.

          a(ii). Interest will be credited annually on deferred amounts of incentive earned based on performance in the years 1992-1994 based on the following schedule.

                         If "Net Earnings"        Interest Credited
                         on "Stockholders'        on Deferred Funds
                         Equity" are:             will be:
                         Less than 9%                   8%
                         9 to 18                        12
                         Over 18                        16(b)

                         "Net Earnings" will be consolidated full year's net earnings and "Stockholders' Equity" is the average of the opening and closing consolidated stockholders' equity, in each case as shown in the Annual Report to stockholders.

          a(iii). Interest will be credited annually on deferred amounts of incentive earned based on performance in 1995 or thereafter with interest compounded quarterly at a rate equal to 1 percentage point greater than the yield of 10 year Treasury Notes as reported for the last business day of the preceding calendar quarter.

          b. Deferred incentive earnings earned in a given year will be credited to the












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     (a)     For 1981 and thereafter:  the higher of 17%, or the U.S. Treasury
             Bill rate, compounded quarterly, all as provided in footnote c.

     (b) The higher of 16% or the U.S. Treasury Bill rate, compounded quarterly, all as provided in footnote c.

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               participant's deferred account in February of the following year. Each February thereafter interest will be credited on the total deferred balance in the account, as of the beginning of the year, based on the Company's earnings performance for the prior year, per the schedule above.

5.   Removal of Funds from the Plan.

          a. Deferred funds credited to a participant will be removed from the Deferred Compensation Plan in the event of:

                              - death,
                              - retirement, or
                              - termination of employment,

               provided that in the event of death or retirement interest earned under the Plan will be credited to the participant's deferred account on a pro rata basis from the beginning of the year to the date of death or retirement.

          b. Terminations and retirements will be as defined under the Retirement Plan for Salaried Employees of The Stanley Works.

          c. For periods after December 31, 1987, such deferred funds removed from the Plan will be credited by the Company with interest compounded quarterly at a rate equal to the yield of 5 year Treasury Notes(c) as reported for the last business day of the preceding calendar quarter.

6.   General.

               Interest credited on deferred funds under the Plan will not constitute earnings for pension plan purposes.

          7.   Definition of Change in Control

          For purposes of this Plan, a "Change in Control of the Company" shall be deemed to have occurred if:

          (a) any "person," as such term is defined in Section 3(a)(9) and modified and used in Sections 3(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), or any corporation owned, directly or indirectly,











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     (c)     The "U.S. Treasury Bill rate" referred to elsewhere shall be that interest rate equal to the yield for 3-month U.S. Treasury Bills as reported for the last business day of the preceding calendar quarter.

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               by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) during any period of two consecutive years (not including any period prior to the adoption of this amendment to this Plan) individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or
               (e) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so cease for any reason to constitute at least a majority thereof;

          (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
               (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exceptions specified in clause (a) of this definition) acquires 25% or more of the combined voting power of the Company's then outstanding securities;

          (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (e) the Company consummates a merger, consolidation, stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer (for 20% or more of the combined voting power of the Company's then outstanding securities) or other transaction effecting a recapitalization of the Company (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Company (the "Securities"), as described below:

               (i) If the rating of the Securities by both Rating Agencies (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as








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                     hereinafter defined), then a "Designated Downgrading"
                     means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the Securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

               (ii) "Rating Agency" means either Standard & Poor's Corporation or its successor ("S&P") or Moody's Investors Service, Inc. or its successor ("Moody's");

     (iii) "BBB Minus" means, with respect to ratings by S&P, a rating of BBB- and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below;

               (iv) "BB Plus" means, with respect to ratings by S&P, a rating of BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below; and

                (v) The Company shall take all reasonable action necessary to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating available, a nationally-recognized investment banking firm shall select a nationally-recognized securities rating agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

8.   Accelerated Payment Following a Change in Control.

          Notwithstanding any of the preceding provisions of this Plan, as soon as possible following any Change in Control of the Company, payment shall be made, in cash, of the entire account of each participant hereunder. For purposes of calculating the amount of such payment, with respect to any period for which no interest on the deferred balance has yet been credited to any such participant's account under section 4 or section 5 hereof, pro-rated interest based on the rate of interest credited for the immediately preceding year (in the case of section 4 interest) or the immediately preceding quarter (in the case of section 5 interest) shall be credited to such account.